Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Brightcove Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)

Equity	2022 Inducement Plan Common Stock, $0.001 par value per share	457(h)	800,000 shares (4)	$9.20	$7,360,000	.0000927	$682.28

Total Offering Amounts					$7,360,000		$682.28

Total Fee Offsets							$0

Net Fee Due							$682.28

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the registrant’s 2022 Inducement Plan (the “2022 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the average of the high and low sale prices of the registrant’s common stock, as quoted on the Nasdaq Global Market, on February 14, 2022.

(3)	Calculated pursuant to Section 6(b) of the Securities Act.
(4)	Consists of 800,000 shares of Common Stock that may become issuable under the registrant’s 2022 Plan pursuant to its terms.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	—	—	—	—		—	—	—	—	—

Fee Offset Sources	—	—	—		—						—